Exhibit 4.4

FORM OF
AMENDED AND RESTATED 3.497% JUNIOR SUBORDINATED NOTE DUE 2022
[THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE OF THIS NOTE MAY BE OBTAINED AT ANY TIME BEGINNING NO LATER THAN 10 DAYS AFTER THE DATE HEREOF BY WRITING TO: EXELON CORPORATION, 10 SOUTH DEARBORN STREET, 52ND FLOOR, P.O. BOX 805398, CHICAGO, ILLINOIS 60680-5398, ATTENTION: CHIEF FINANCIAL OFFICER.]*
[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.]*
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*
THE NOTES EVIDENCED HEREBY WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN DENOMINATIONS OF $1,000 AND ANY GREATER INTEGRAL MULTIPLE OF $1,000, EXCEPT AS PROVIDED IN THE INDENTURE. ANY ATTEMPTED TRANSFER, SALE OR OTHER DISPOSITION OF NOTES IN A DENOMINATION OF NOTES IN A DENOMINATION OF LESS THAN $1,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER EXCEPT AS PROVIDED IN THE INDENTURE. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH NOTES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF PAYMENTS IN RESPECT OF SUCH NOTES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH NOTES.

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*	Insert in Global Notes.

*	Insert in Global Notes.

EXELON CORPORATION
$[●]
3.497% JUNIOR SUBORDINATED NOTE DUE 2022
Dated: April 3, 2017
NUMBER [●]    [CUSIP NO: [●]]**

    [ISIN NO: [●]]**
Registered Holder: CEDE & CO.
EXELON CORPORATION, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein referred to as the “Company,” which term includes any successor person under the Indenture hereinafter referred to), for value received, hereby promises to pay to the Registered Holder named above, the principal sum of [●] DOLLARS ($[●])***,[ as revised by the Schedule of Increases or Decreases in Notes annexed hereto*], on June 1, 2022 (the “Stated Maturity”), and to pay interest thereon at the rate of 3.497% per annum, such interest to accrue from April 3, 2017; provided that on June 1, 2017, the first Interest Payment Date (as defined below) interest on the Notes will be paid in an amount equal to (a) interest at the rate of 2.50% per annum from, and including, March 1, 2017 to, but excluding April 3, 2017 and (b) interest at the rate of 3.497% per annum from, and including, April 3, 2017 to, but excluding, June 1, 2017. Interest is payable on the Notes semi-annually in arrears on June 1 and December 1 of each year (each an “Interest Payment Date”), commencing on June 1, 2017, until the principal thereof is paid or made available for payment.
The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during the period. The interest so payable on an Interest Payment Date will be paid to the Person in whose name this Note is registered, at the close of business on the Regular Record Date next preceding such Interest Payment Date; provided that interest payable at Stated Maturity will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for, and that is not deferred as described below, will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid (i) to the Person in whose name this Note (or any Note issued upon registration of transfer or exchange thereof) is registered at the close of business on the record date for the payment of such defaulted interest established in accordance with Section 307 of the Base Indenture or (ii) at any time in any other lawful manner not inconsistent with the requirements of the securities exchange, if any, on which the Notes may be listed, and upon such notice as may be required by such exchange. The “Regular Record Date” with respect to any Interest Payment Date for the Notes, will be the fifteenth day of the calendar month immediately preceding the calendar month in which the applicable Interest Payment Date falls (or, if such day is not a Business Day, the next preceding Business Day); provided that if any of the Notes are held by a securities depository in book-entry form, the Regular Record Date for such Notes will be the close of business on the Business Day immediately preceding the applicable Interest Payment Date.
If an Interest Payment Date, Redemption Date or the Stated Maturity of the Notes or the date (if any) on which the Company is required to purchase the Notes falls on a day that is not a Business Day, the applicable payment will be made on the next succeeding Business Day, and no interest shall accrue or be paid in respect of such delay.
The Notes may be presented for payment of principal and interest at the office of the Paying Agent, in the
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**	Insert in Global Notes.

***	Insert in Notes other than Global Notes and Notes included in Corporate Units in global form.

*	Insert in Global Notes and Notes included in Corporate Units in global form

Borough of Manhattan, City and State of New York; provided, however, that payment of interest will be made by the Company (i) by check mailed to such address of the person entitled thereto as the address shall appear on the Register of the Notes or (ii) if such person so requests and designates an account in writing to the Trustee at least five Business Days prior to the relevant Interest Payment Date, by wire transfer to such account. Payments with respect to any Global Note will be made by wire transfer to the Depositary or in accordance with any other applicable procedures of the Depository. Payment of the principal and interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
The indebtedness of the Company evidenced by this Note, including the principal hereof and interest hereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to the Company’s obligations to Holders of Senior Indebtedness of the Company and each Holder of this Note, by acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture.
Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
In the event of any inconsistency between the provisions of this Note and the provisions of the Indenture, the provisions of the Indenture shall govern and control.
This Note shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by an authorized signatory of the Trustee under the Indenture.

IN WITNESS WHEREOF, EXELON CORPORATION has caused this instrument to be duly executed.

EXELON CORPORATION

By:
Name:
Title:

[Signature Page to the Form of Global Note]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities, of the series designated herein, referred to in the within-mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

[Signature Page to the Certificate of Authentication of the Global Note]

REVERSE OF NOTE
This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued pursuant to the Unsecured Subordinated Indenture (the “Base Indenture”), dated as of June 17, 2014, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented and amended by the First Supplemental Indenture, dated as of June 17, 2014 (the “First Supplemental Indenture”), by and between the Company and the Trustee, and the Second Supplemental Indenture, dated as of April 3, 2017 (collectively with the Base Indenture and the First Supplemental Indenture, as it may be hereafter supplemented or amended from time to time, the “Indenture”), by and between the Company and the Trustee. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders (the word “Holder” or “Holders” meaning the registered holder or registered holders) of the Notes. This Security is one of the series designated on the face hereof (the “Notes”) which is limited in aggregate principal amount to $1,150,000,000.
Capitalized terms used herein but not defined herein shall have the respective meanings assigned thereto in the Indenture.
The Notes will mature on June 1, 2022. Interest on the Notes will be payable semi-annually in arrears on June 1 and December 1 of each year, commencing on June 1, 2017. At any time on or after May 1, 2022, the Notes may be redeemed, at the Company’s option, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes then outstanding to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the Redemption Date.
The Notes are not subject to the operation of any sinking fund and, except as set forth in the Indenture, are not repayable at the option of a Holder thereof prior to the Stated Maturity.
The Notes may be redeemed as provided in the Indenture.
In the case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.
The provisions of Section 701 of the Base Indenture shall not apply to the Notes.
The Company will not pay any additional amounts to any Holder in respect of any tax, assessment or governmental charge.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time outstanding, on behalf of the Holders of all outstanding Notes, to waive compliance by the Company with certain provisions of the Indenture, and contains provisions permitting the Holders of specified percentages in principal amount in certain instances of the outstanding Notes, to waive on behalf of all of the Holders of Notes, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
As provided in and subject to the provisions of the Indenture, no Holder of Notes shall have any right by virtue or by availing of any provision of the Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as provided in the Indenture, and unless also the Holders of not less than a majority in principal amount of all the Securities at the time outstanding (considered as one class) shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under the Indenture and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 812 of the Base Indenture; it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee, that no one or more Holders of Notes shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the Holders of any other of such Securities, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture, except in the manner therein provided and for the equal, ratable and common benefit of all Holders of Securities. For the protection and enforcement of the provisions of Section 807 of the Base Indenture, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.
Nothing contained in the Indenture is intended to or shall impair, as between the Company and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to such Holders the principal of and interest on such Notes when, where and as the same shall become due and payable, all in accordance with the terms of the Notes, or is intended to or shall affect the relative rights of such Holders and creditors of the Company other than the holders of the Senior Indebtedness of the Company, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under Article XV of the Base Indenture of the holders of Senior Indebtedness of the Company in respect of cash, property, or securities of the Company received upon the exercise of any such remedy.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Register of the Notes upon surrender of this Note for registration of transfer at the offices maintained by the Company or its agent for such purpose, duly endorsed by the Holder hereof or his attorney duly authorized in writing, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities registrar duly executed by the Holder hereof or his attorney duly authorized in writing, but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Upon any such registration of transfer, a new Note or Notes of authorized denomination or denominations for the same aggregate principal amount will be issued to the transferee in exchange herefor.
No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.
Except as otherwise provided in the Indenture, Notes represented by Global Notes will not be exchangeable for, and will not otherwise be issuable as, Notes in certificated form. Unless and until such Global Notes are exchanged for Notes in certificated form, Global Notes may be transferred, in whole but not in part, and any payments on the Notes shall be made, only to the Depository or a nominee of the Depository, or to a successor Depository selected or approved by the Company or to a nominee of such successor Depository.
By acceptance of this Note or a beneficial interest in this Note, each Holder hereof and any Person acquiring a beneficial interest herein, for United States federal, state and local tax purposes, agrees to treat this Note as indebtedness that is a contingent payment debt instrument and to take other positions for such tax purposes as set forth in the Indenture.
Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, and any agent of the Company or the Trustee may deem and treat the person in whose name this Note shall be registered upon the Register of the Notes of this series as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and, subject to the provisions on the face hereof, interest due hereon and for all other purposes; and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or interest on this Note, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture, against any stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor person, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released.
This Note shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by, and construed in accordance with, the laws of said State.

ASSIGNMENT
FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

(please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE
the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

SCHEDULE OF INCREASES OR DECREASES IN THIS NOTE
The initial principal amount of this Note is: $[●]
Changes to Principal Amount of [Global] Note

Date	Principal Amount by which this Note is to be Decreased or Increased and the Reason for the Decrease or Increase	Remaining Principal Amount of this Note	Signature of Authorized Officer of Trustee